Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of PBF Logistics LP of our report dated February 22, 2018, relating to the financial statements of Torrance Valley Pipeline Company LLC appearing in the Annual Report on Form 10-K of PBF Logistics LP for the year ended December 31, 2017, and to the reference to us under the heading “Experts” in this Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

September 14, 2018